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                                                                     EXHIBIT 11

                 TRISTAR CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER SHARE

                                                                                                 AUGUST 31,
                                                                           ------------------------------------------------------
                                                                               1995                 1994                 1993
                                                                           ------------          -----------         ------------
 PRIMARY
 Average shares outstanding                                                  16,625,341           16,609,758           16,601,048
 Net effect of dilutive stock options and warrant-based on the
    treasury stock method                                                            --              241,886                   --
                                                                            -----------          -----------         ------------
 Total                                                                       16,625,341           16,851,644           16,601,048
                                                                            ===========          ===========         ============
 Net (loss) income                                                          $ (932,000)          $ 1,390,000         $(4,724,000)
                                                                            ===========          ===========         ============
 Net (loss) income per common share                                         $    (0.06)          $      0.08         $     (0.28)
                                                                            ===========          ===========         ============

 FULLY DILUTED
 Average shares outstanding                                                  16,625,341           16,609,758           16,601,048
 Net effect of dilutive stock options and warrant-based on the
    treasury stock method                                                            --              241,886                   --
                                                                            -----------          -----------         ------------
 Total                                                                       16,625,341           16,851,644           16,601,048
                                                                            ===========          ===========         ============
 Net (loss) income                                                          $ (932,000)          $ 1,390,000         $(4,724,000)
                                                                            ===========          ===========         ============
 Net (loss) income per common share                                         $    (0.06)          $      0.08         $     (0.28)
                                                                            ===========          ===========         ============


 Earnings per share were computed based upon the weighted average number of common and common equivalent shares outstanding. Common Equivalent shares are represented by shares under option and warrant.